Makeup.com Limited	News Release
3388 Via Lido, 4th Floor, Newport Beach, California, 92663	Contact Information Phone: 1-866-347-5057
Trading Symbol: MAKU Exchange: OTCBB

Tora Technologies Inc. changes its name to “Makeup.com Limited”

Newport Beach, California - November 21, 2006 - MAKEUP.COM LIMITED (NASD OTCBB: MAKU) (“Makeup”) is pleased to announce that effective November 21, 2006, it has changed its name from (Tora Technologies, Inc.) to “Makeup.com Limited” and has increased the number of authorized shares to 200 million shares of common stock. As a result of the name change, Makeup’s trading symbol will change to “MAKU” effective on the opening of market on November 22, 2006.

Makeup’s directors and shareholders approved the name change and the increase of authorized shares from 75 million to 200 million shares of common stock with a par value of $0.001 per share. Currently, there are 44,831,250 shares of common stock issued and outstanding.

About Makeup.com Limited

Makeup.com Limited is a Nevada based corporation with an online makeup business.

This news release may contain, in addition to historical information, forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections or implied results. Please refer to Makeup’s filings with the Securities and Exchange Commission for a summary of important factors that could affect Makeup’s forward-looking statements. Makeup undertakes no obligation to revise these statements following the date of this news release.

MAKEUP.COM LIMITED

Per: /s/ Robert E. Rook
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Robert E. Rook - President